UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  October 5, 2006

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida

0-29746

59-2567034

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4951 Airport Parkway, Suite 500

Addison, Texas 75001

 (Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

15851 N. Dallas Parkway,  Suite 1200

Addison, Texas 75001

(Former name or address, if changed from last report)

Section 4 - Matters Related to Accountants and Financial Statements

ITEM 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 5, 2006, the management of Innova Pure Water, Inc., a Florida corporation (the "Company") concluded that its previously issued financial statements as of and for the 12 months ended June 30, 2005, as included in its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission (the "Commission") on October 12, 2005 (the “2005 10KSB”) and its subsequent quarterly filings should no longer be relied upon as a result of the Company's determination, upon recommendation of the SEC, that it had incorrectly accounted for its acquisition of Numera Software in 2005 as an acquisition, when it should have been accounted for as a reverse acquisition, with NSC as the acquirer. The Company intends to file restated financial statements to correct this misstatement in its 2005 10KSB and subsequent quarterly filings as soon as practicable.

The Company’s authorized officers have discussed the matters disclosed in this filing with our independent registered public accountants, Turner Stone & Company, L.L.P.

Section 8 – Other Events

ITEM 8.01

 Other Events.

Company’s corporate office has had a change of address.  Company’s new address is 4951 Airport Parkway, Suite 500, Addison, Texas 75001.  Our phone number is (972) 980-0486.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

October 9, 2006

By:  /s/ David Zich

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David Zich

President & CEO